ENHANCED GUARANTEED MINIMUM DEATH BENEFIT (GMDB) ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the Issue Date of the Contract. In the case of a conflict with any provision in the Contract, the provisions of this Endorsement will control. This Endorsement is irrevocable. You can only terminate this Endorsement as indicated in the CONDITIONS FOR TERMINATION OF THIS ENHANCED GMDB section of this Endorsement.

THE FOLLOWING HEREBY AMENDS AND SUPERSEDES THE SECTION OF THE CONTRACT ENTITLED "PROCEEDS PAYABLE ON DEATH - DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PHASE."

                            PROCEEDS PAYABLE ON DEATH

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PHASE: The Death Benefit payable will be the greatest of 1., 2., or 3., less any applicable Premium Tax.

1. The Contract Value determined as of the end of the Valuation Period during which we received at the Service Center both due proof of death and an election of the death benefit payment option; or

2. The GMDB Value, which is the cumulative Purchase Payments made, reduced by GMDB Adjusted Partial Withdrawals; or

3. The MAV, as defined below, determined as of the end of the Valuation Period during which we received at the Service Center both due proof of death and election of the death benefit payment option.

     MAXIMUM ANNIVERSARY VALUE (MAV).
     The MAV on the Issue Date is equal to the initial Purchase Payment.

     On each Valuation Period other than a Contract Anniversary and before the date of your death, the MAV is equal to:

     a.   its value on the immediately preceding Valuation Period,

     b. plus any additional Purchase Payments received during the current Valuation Period, and

     c. reduced by any GMDB Adjusted Partial Withdrawals made during the current Valuation Period.

     On every Contract Anniversary prior to your 81st birthday and before the date of your death, the MAV is equal to:

     a. the highest Contract Value that occurred on the Issue Date or any Contract Anniversary,

     b. plus subsequent additional Purchase Payments you made since that Contract Anniversary or Issue Date, and reduced by any GMDB Adjusted Partial Withdrawals you made since that Contract Anniversary or Issue Date.

     Beginning with the Contract Anniversary that occurs on or after your 81st birthday and before the date of your death, the MAV is equal to:

     a.   its value on the immediately preceding Valuation Period,

     b. plus any additional Purchase Payments received during the current Valuation Period, and

     c. reduced by any GMDB Adjusted Partial Withdrawals made during the current Valuation Period.

GMDB ADJUSTED PARTIAL WITHDRAWALS: A GMDB Adjusted Partial Withdrawal is equal to the dollar amount of the partial withdrawal, including any applicable withdrawal charge assessed, multiplied by the greater of 1 or the ratio of i. to ii., where:

i. is the Death Benefit (on the date of but prior to the withdrawal);

ii. is the Contract Value (on the date of but prior to the withdrawal).

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If Joint Owners are named,  the Age of the older  Contract Owner will be used to determine the Death Benefit. If a non-individual owns the Contract, then Contract Owner shall mean Annuitant and the Annuitant's Age is used to determine the Death Benefit. If the Contract Owner dies during the Accumulation Phase and the sole Beneficiary or Joint Owner is the spouse of the Contract Owner, he or she may elect to continue the Contract in his or her own name and exercise all the Contract Owner's rights under the Contract. An election by the spouse to continue the Contract must be made by an Authorized Request within 60 days after the date that the benefit first becomes payable by the Company. In this event, the Contract Value for the Valuation Period during which this election is implemented will be adjusted, if necessary, to equal the Death Benefit.

Any part of the Death Benefit amount that had been invested in the Variable Account remains in the Variable Account until distribution begins. From the time the Death Benefit is determined until complete distribution is made, any amount in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

CONDITIONS FOR TERMINATION OF THIS ENHANCED GMDB:
This benefit will terminate upon the earliest of:
(a)  the termination of the Contract; or
(b)  the Income Date.

ENHANCED GMDB BENEFIT CHARGE:
The charge for this benefit is included in the mortality and expense risk charge shown in the Contract Schedule.

In all other respects the provisions, conditions, exceptions, and limitations contained in the Contract remain unchanged.

             ENHANCED GUARANTEED MINIMUM DEATH BENEFIT (GMDB) VALUE
                              CALCULATION EXAMPLES

The following two Enhanced GMDB Endorsement calculation examples show the effect of withdrawals on the Death Benefit in situations where the Contract Value may vary.

Note that the following applies to each of the Examples that follow:

ANY WITHDRAWALS YOU TAKE IN A CONTRACT YEAR MAY REDUCE THE GMDB VALUE AND MAV BY A GREATER AMOUNT THAN THE WITHDRAWAL. IF THE CONTRACT VALUE AT THE TIME OF WITHDRAWAL IS GREATER THAN THE DEATH BENEFIT, THE GMDB VALUE AND MAV WILL BE REDUCED BY THE DOLLAR AMOUNT OF THE WITHDRAWAL. IF THE CONTRACT VALUE AT THE TIME OF WITHDRAWAL IS LESS THAN THE DEATH BENEFIT, THE GMDB VALUE AND MAV WILL BE REDUCED BY MORE THAN THE WITHDRAWAL AMOUNT.

EXAMPLE #1
ASSUMPTIONS

1. You purchase the Contract with an initial Purchase Payment of $100,000. You make no additional Purchase Payments.

2.   The MAV on the ninth Contract Anniversary is $180,000.

3. You take a partial withdrawal of $20,000 in the tenth Contract Year when the Contract Value (prior to the partial withdrawal) is $160,000. You take no other partial withdrawals.

4.   The Contract Value on the tenth Contract Anniversary is $140,000.

5. You have not yet reached your 81st birthday as of the tenth Contract Anniversary.

ENHANCED GMDB ON THE TENTH CONTRACT ANNIVERSARY:

We calculate the Death Benefit on the tenth Contract Anniversary as the greatest of 1, 2 or 3:

     1.   Contract Value:                                               $140,000

     2.   Cumulative  Purchase  Payments:                               $100,000
              Reduced by the GMDB Adjusted Partial Withdrawal           - 22,250
                                                                        --------
                                                                         $77,500
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     3. The MAV:
               The MAV on the ninth Contract Anniversary                $180,000
               Reduced by the GMDB Adjusted Partial Withdrawal
                                                                      -   22,500
                                                                      ----------

                                                                        $157,500

     The GMDB Adjusted Partial Withdrawal is equal to:

               The amount of the withdrawal multiplied by the greater of 1 or the Death Benefit divided by the Contract Value = $20,000 X greater of 1 or ($180,000/$160,000) = $20,000 x 1.125 =
                                                                         $22,500

Therefore, the Enhanced GMDB value on the tenth Contract Anniversary is equal to $157,500.

EXAMPLE #2
ASSUMPTIONS

1. You purchase the Contract with an initial Purchase Payment of $100,000 You make no additional Purchase Payments.

2.   The MAV on the ninth Contract Anniversary is $120,000.

3. You take a partial withdrawal of $20,000 in the tenth Contract Year when the Contract Value (prior to the partial withdrawal) is $160,000. You take no other partial withdrawals.

4.   The Contract Value on the tenth Contract Anniversary is $80,000.

5. You have not yet reached your 81st birthday as of the tenth Contract Anniversary.

ENHANCED GMDB ON THE TENTH CONTRACT ANNIVERSARY:

We calculate the Death Benefit on the tenth Contract Anniversary as the greatest of 1, 2 or 3:

1.   Contract Value: $80,000

2.   Cumulative Purchase Payments:                                      $100,000
               Reduced by the GMDB Adjusted Partial Withdrawal          - 20,000
                                                                        --------
                                                                        $ 80,000

3. The MAV:
               The MAV on the ninth Contract Anniversary                $120,000
               Reduced by the GMDB Adjusted Partial Withdrawal
                                                                      -   20,000
                                                                      ----------
                                                                        $100,000

     The GMDB Adjusted Partial Withdrawal is equal to:
                 The amount of the withdrawal multiplied by the greater of 1 or the Death Benefit divided by the Contract Value = $20,000
                 x greater of 1 or ($120,000/$160,000) = $20,000 x 1 =   $20,000

Therefore, the Death Benefit on the tenth Contract Anniversary is equal to $100,000.

Signed for Allianz Life Insurance Company of New York by:


         /s/ Suzanne J. Pepin                      /s/ Vincent Vitello
             Suzanne J. Pepin                          Vincent Vitello
     Senior Vice President, Secretary                Chairman of the Board,
            and Chief Legal Officer                    CEO and President